                                                                   EXHIBIT 10.14

                                SERVICE AGREEMENT

      SERVICE AGREEMENT ("Agreement") made effective as of the 1st day of January, 1998, by and between Insurance Management Solutions, a Florida corporation (herein, "IMS") and Bankers Security Insurance Company, a Florida insurance corporation (herein, "BSIC").

      WHEREAS, IMS has extensive experience in the operation of property/casualty insurance business; and

      WHEREAS, BSIC is an affiliate of IMS and desires IMS to perform certain administrative and special services (collectively "services") for BSIC in its operations and desires further to make use in its day to day operations of certain property, equipment, and facilities (herein collectively called, "Facilities") of IMS in Florida and as BSIC may request; and

      WHEREAS, IMS and BSIC contemplate that such an arrangement will achieve certain operating economies, and improve services to the mutual benefit of both IMS and BSIC; and

      WHEREAS, IMS and BSIC wish to assure that all charges for services and the use of Facilities incurred hereunder are reasonable and are arrived at in a fair and equitable manner, and that estimated charges, whenever used, are adjusted periodically;

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and intending to be legally bound hereby, IMS and BSIC agree as follows:

      1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. IMS agrees to make available its Facilities to BSIC and perform the services hereinafter required for the conduct of its operations, including but not limited to: data processing equipment; business property, whether owned or leased; and communications equipment. IMS agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform this Agreement.

         A.) Capacity of Personnel: Status of Facilities. Whenever IMS utilizes its personnel to perform services for BSIC pursuant to the this Agreement, such personnel shall at all times remain employees of IMS or its affiliates and IMS shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No Facility of IMS used in performing services for or subject to use by BSIC shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

         B.) Exercise of Judgment in Rendering Services. In providing any services hereunder which require the exercise of judgment by IMS, IMS shall perform any such service in accordance with any standards and guidelines BSIC develops and communicates to IMS. In performing any services hereunder, IMS shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of BSIC, and in any event in accordance with the written standards and guidelines of BSIC.

         C.) Control. The performance of services by IMS for BSIC pursuant to this Agreement shall in no way impair the absolute control of the business and operations of IMS or BSIC by their respective Boards of Directors. IMS shall act hereunder so as to assure the separate operating identity of BSIC

         D.) Accounting, Tax and Auditing. Under the general supervision of the Board of Directors and responsible officers of BSIC, IMS shall provide accounting services as may be required, including preparation and maintenance of the financial statements and reports including preparation and processing of the financial records and transactions of BSIC as well as the preparation and distribution of producer (agent) statements and payments and any subsequent billing and collection activities. IMS shall also provide such assistance as may be required with respect to tax and auditing services.

         E.) Claims. Subject to procedures established by BSIC and communicated to IMS and managing general agents, IMS shall provide claims services as may be required, including review of claims services rendered by agents and/or managing general agents of BSIC. BSIC shall at all times have the ultimate and final authority in determining whether to pay or reject payment on claims. Claims services contemplated as "pass through" costs to BSIC include:

             1) Defense, litigation and medical cost containment expenses, whether internal or external:

            (a) Fees or salaries for appraisers, private investigators, hearing representatives, reinspectors and fraud investigators, if working in defense of a claim, and fees or salaries for rehabilitation nurses, if such salaries for rehabilitation nurses, if such cost is not included in the losses.

            (b) Attorney fees incurred owing to a duty to defend, even when other coverage does not exist.

            (c) Loss adjustment expenses for participation in voluntary and involuntary market pools if reported by accident year.

            (d)   Litigation Management expenses.

            (e)   Fixed amounts for medical cost containment expenses.

            (f)   Surveillance expenses.

             2) Defense expenses are defined as all expenses to defend claims, excluding adjuster expenses.

             3) IMS shall report all claims to BSIC in accordance with established criteria including, but not limited to, all claims that present a risk of a finding of bad faith. Such reports shall be made on such basis and with such frequency as BSIC may from time to time require. Whenever bad faith claim handling results in a claim payment greater than the applicable policy limits (herein, "Bad Faith Occurrence"), the total amount paid on such claim will be a pass through to BSIC as long as BSIC gave prior approval to the claim handling management decisions that lead to the Bad Faith Occurrence. If BSIC was not give prior approval of the management decisions that lead to the Bad Faith Occurrence, then the amount paid on such claim will only be a pass through to BSIC if (i) the Bad Faith Occurrence is based on a common law theory of bad faith, and (ii) the claim handling decisions that lead to the Bad Faith Occurrence were decisions that were fairly debatable. While a court or jury may find that the insurer failed to deal with its insured fairly and honestly, the matter will be deemed to be fairly debatable if the fact finder, given the same set of circumstances could reasonably find to the contrary.

         C) Functional Support Services. Subject to the ultimate control and direction of the BSIC Board of Directors, IMS shall provide telecommunications services and electronic data processing services, Facilities and integration, including software programming and documentation and hardware utilization.

         D) Customer Service. Subject to procedures established by BSIC and communicated to IMS, IMS shall provide customer service support as may be required, including responding to telephonic and written inquiries for policy information and modification, receipt of, and accounting for and paying over premium to BSIC, policy issuance, policy assembly and policy mailings.

         E) Except as is herein specifically set forth to the contrary, it is understood IMS shall be providing all of the services for which provision is herein set forth from its principal place of business located in St. Petersburg, FL.; provided that such facility may be relocated from time to time to such reasonable location as IMS may determine upon 60 days' advance notice to BSIC.

      2. CHARGES.

         (a) BSIC agrees to pay for services and Facilities provided by IMS to BSIC pursuant to this Agreement and to reimburse IMS for expenses, all as set forth in Exhibit A which is attached hereto and by reference made a part hereof.

         (b) IMS's determination of charges hereunder shall be presented to BSIC, and if BSIC objects to any such determination, it shall so advise IMS within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified puBSIC accountants which shall determine the charges properly allocable to BSIC and shall, within a reasonable time, submit such determination, together with the basis therefore, in writing to IMS and BSIC whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified puBSIC accountants shall be borne equally by IMS and BSIC.

      3. PAYMENT.

         (a) BSIC shall advance such funds to IMS as the parties may mutually agree are reasonably necessary to cover the charges (provision for which is set forth in Exhibit A hereof) of BSIC for the ensuing calendar quarter.

         (b) Within thirty (30) days after the end of each month, IMS will submit to BSIC a detailed written statement and accounting of the fees and charges due from BSIC to IMS for services and the use of Facilities pursuant to this Agreement in the preceding calendar quarter, including charges not included in any previous statements. Any amount advanced by BSIC to IMS under Section hereof in excess of (i) the actual charges for services and Facilities rendered and received plus (ii) such amount as is reasonably required for such charges for the subsequent calendar quarter shall be refunded to BSIC by IMS along with the detailed written statement and accounting.

      4. RECORDS AND DOCUMENTS RELATING TO CHARGES. IMS shall be responsible for maintaining full and accurate accounting records of all services rendered and Facilities used pursuant to this Agreement and such additional information as BSIC may reasonably request for purposes of its internal bookkeeping and accounting operations. IMS shall make such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by BSIC or any governmental agency having jurisdiction over BSIC during all reasonable business hours.

      5. OTHER RECORDS AND DOCUMENTS.

         (a) All books, records, and files established and maintained by IMS by reason of its performance under this Agreement which, absent this Agreement, would have been held by BSIC, shall be the property of BSIC and shall be subject to examination by BSIC and persons authorized by it at all times. BSIC may at any time require IMS to surrender possession of such books, records and files, whereupon IMS shall deliver them to BSIC.

         (b) Without limiting the generality of the foregoing and notwithstanding anything in this Agreement appearing to the contrary, it is mutually understood and agreed that BSIC shall maintain the originals of its books of account at its home office in Florida. For the purposes of this Agreement, the term "books of account" means: the Charter and By-laws; the record containing the names and addresses of shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; the minutes of any meetings of shareholders and of the board of directors and any committees thereof; the general ledger; the investment ledger; journals; the cash book; subsidiary ledgers; annual and quarterly statements; reports on examination; and all minutes supporting annual, quarterly and other statements and reports filed with or submitted to supervisory and regulatory authorities.

      6. TERMINATION AND MODIFICATION. This Agreement or any part thereof shall commence and be effective as of January 1, 1998 and shall remain in effect until June 1, 2001; provided that this agreement shall continue thereafter until termination in whole or in part by mutual consent or by either IMS or BSIC upon giving ninety (90) days or more advance written notice. Upon termination, IMS shall promptly deliver to BSIC all books and records that are, or are deemed by this Agreement to be, the property of BSIC. This Agreement may be amended only by mutual consent in writing signed by the parties.

      7. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, IMS shall deliver to BSIC a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed by either party hereunder shall be due and payable within thirty (30) days of receipt of such statement.

      8. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other that the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

      9. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the right of the parties determined in accordance with, the laws of the State of

      10. NOTICE. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, addressed

         (a)    If to IMS to:

                        360 Central Avenue
                        P.O. Box 15707
                        St. Petersburg, FL 33733
                        Attn:  David K. Meehan, President
                        (813) 823-4000 x 4201 FAX (813) 823-6518

         (b)    If to BSIC to:

                        360 Central Avenue
                        P.O. Box 15707
                        St. Petersburg, FL 33733
                        Attn:  G. Kristin Delano
                        (813) 803-4016 FAX (813) 823-6518

or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

      11. HEADINGS. The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

      12. ENTIRE AGREEMENT. This Agreement, together with such Amendment as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.

WITNESSES:                               BANKERS SECURITY INSURANCE COMPANY

 /s/ Erica Rudin                         BY: /s/G. Kristin Delano
-------------------------------------       ------------------------------------
                                         AS ITS: Corporate Secretary
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                                         INSURANCE MANAGEMENT SOLUTIONS, INC.

 /s/ C. Anthony Sexton                   BY: /s/Jeffrey S. Bragg
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                                         AS ITS: COO
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Exhibit A   Fee Schedule

                                                                       EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.

                                  SERVICE FEES


Performance Period:                            January 1, 1998-June 1, 2001
Customer Service Fees:
       Homeowners/Dwelling Fire:               8.50% of Direct Premiums Written(1)
       Flood:                                  8.00% of Direct Premiums Written(1)
       Automobile:                             10.00% of Direct Premiums Written(1)
Claims Service Fees:
       Homeowners/Dwelling Fire:
          Property:                            7.00% of Direct Earned Premiums(2)
                                               IMSG will be reimbursed for costs associated
                                               with independent adjusters and appraisers
                                               when indemnity losses from a single event
                                               exceed $2,000,000 subject to a cap of 5.00%
                                               of direct incurred losses from that storm.
     Casualty:                                 10.25% of Direct Earned Premiums(2)
          Flood:                               1.00% of Direct Earned Premiums and 1.50% of
                                               Direct Incurred Losses(3)
  Automobile:
          Auto Property:                       9.00% of Direct Earned Premiums(2)
          Auto Casualty:                       12.50% of Direct Earned Premiums(2)
Data Processing Fees:
       Homeowners/Dwelling Fire:               2.00% of Direct Earned Premiums(2)
       Flood:                                  2.00% of Direct Earned Premiums(2)
       Automobile:                             2.00% of Direct Earned Premiums(2)
  Bail:                                        .20% of Direct Earned Premiums(2)
  All Other Lines of Business processed by
     BIC, BSIC & FCIC:                         2.00% of Direct Earned Premiums(2)
Mailroom, Policy Assembly & Cash Office
  Service Fees:
       All Other Lines of Business (not
          incl.-HO, Flood, Auto, Bail)         1.00% of Direct Earned Premiums(2)
       Bail:                                   .10% of Direct Earned Premiums(2)
Special Contracts entered into by BIC, FCIC
  or BSIC will be negotiated on an individual
  basis. The existing General Agents' Program
  calls for Claims Only Service.               8.00% of Direct Earned Premiums(2)

---------------

(1) Direct Written Premiums includes gross written premiums net of cancellations. The affiliates pay on the basis of 80% Written and 20% Earned.
(2) Direct Earned Premiums are determined by earning direct written premiums ratably over the life of the policies written.
(3) Direct Incurred Losses are defined as calendar period paid losses plus ending loss reserves minus beginning loss reserves.

                                   ADDENDUM B

                          ADDENDUM TO SERVICE CONTRACT

     As respects claims arising from policies issued by Bankers Insurance Company on behalf of the Florida Residential Property Casualty Joint Underwriting Association and the Florida Auto Joint Underwriting Association, Insurance Management Solutions, Inc. has agreed to assume, for a fee, the servicing of all existing indemnity loss claims as well as claims which have occurred but have not yet been reported. Terms of this arrangement are as follows:

FLORIDA RESIDENTIAL PROPERTY CASUALTY JOINT UNDERWRITING ASSOCIATION


Effective Date:      January 1, 1998 until all such Claims are Settled
Fees:                $38.75 per Open Claim per Month; this includes Claims Open and closed in Same Accounting Month.
Definition of LAE:   The same definition of both ULAE and ALAE as applies to all other Claims Service Agreements between the parties applies to this Addendum.

FLORIDA AUTO JOINT UNDERWRITING ASSOCIATION

Effective Data:      January 1, 1998 until all such Claims are Settled
Fees:                $175 per Closed Claim File
Definition of LAE:   The same definition of both ULAE and ALAE as applies to all other Claims Service Agreements between the parties applies to this Addendum.

                         ADDENDUM TO SERVICE AGREEMENTS

         Service Agreements ("Agreements") by and between Insurance Management Solutions, Inc. ("IMS"), Bankers Insurance Company ("BIC"), First Community Insurance Company ("FCIC"), Bankers Security Insurance Company ("BSIC"), and Bankers Life Insurance Company ("BLIC") have been entered into during the calendar year 1998,

         WHEREAS, the parties desire to amend those Agreements effective January 1, 1999.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and intending to be legally bound hereby, IMS, BIC, FCIC, BSIC and BLIC agree as follows:

         1. As regards the Service Agreement between IMS and BLIC, the first sentence of paragraph number 6 of the Agreement entitled "Termination and Modification" shall be revised to reflect that the Agreement can be terminated by BLIC on ninety (90) days prior written notice to IMS.
         2. Revised service fees attached as Exhibit "A" are adopted by the parties.

         3. Except for the terms of this Addendum, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.


WITNESSES:                                INSURANCE MANAGEMENT
                                          SOLUTIONS, INC.


                                          BY:
---------------------------------            ----------------------------------

                                          AS ITS:
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------

WITNESSES:                                BANKERS INSURANCE COMPANY


                                          BY:
---------------------------------            ----------------------------------

                                          AS ITS:
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                FIRST COMMUNITY INSURANCE COMPANY


                                          BY:
---------------------------------            ----------------------------------

                                          AS ITS:
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                BANKERS SECURITY INSURANCE COMPANY


                                          BY:
---------------------------------            ----------------------------------

                                          AS ITS:
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------



WITNESSES:                                BANKERS LIFE INSURANCE COMPANY


                                          BY:
---------------------------------            ----------------------------------

                                          AS ITS:
---------------------------------                ------------------------------

                                          DATE:
                                               --------------------------------

                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                               SERVICE FEES FOR:
    BANKERS INSURANCE CO., FIRST COMMUNITY INSURANCE CO., BANKERS SERCURITY
                                 INSURANCE CO.

Performance Period:                             January 1, 1999 - June 30, 2001

Full Service (Homeowners/Dwelling Fire, Flood, Private Passenger Automobile):

HOMEOWNERS/DWELLING FIRE:          To 125kPIF   Next25k    Next25k    Next25k    Over200k
------------------------

On Direct Written Premium           10.00%        9.00%      7.00%     5.00%       4.00%
On Direct Earned Premium             8.00%        7.00%      7.00%     7.00%       6.00%

FLOOD:                             To 400kPIF   Over400k
------
On Direct Written Premium            8.00%        6.00%
On Direct Earned Premium             1.00%        1.00%

PRIVATE PASSENGER AUTOMOBILE:      To 40PIF     Next 20k   Next 20k   Next20k    Over100k
-----------------------------
On Direct Written Premium           12.00%        8.00%      7.50%     7.00%       6.50%
On Direct Earned Premium            10.00%        8.00%      8.00%     8.00%       8.00%

OTHER CLAIMS SERVICE FEES:

         Homeowners/Dwelling Fire: IMSG will be reimbursed for costs associated with independent adjusters and appraisers when indemnity losses form a single event exceed $2,000,000 subject to a cap of 5.00% of direct incurred losses from that storm.

         Flood: 1.65% of Direct Incurred Losses (3)

DATA PROCESSING/MAIL ROOM, POLICY ASSEMBLY, RECORDS MANAGEMENT, CASH OFFICE/CLAIMS:
Bail:                                .30% of Direct Earned Premiums (2)

All Other Lines of Business
Processed by BIC, BSIC & FCIC        To$35Mil    $35-$40     $40-$45     $45-$55     $55-$65    $65-$75
On Direct Written Premium              7.50%       6.50%       6.00%       5.00%       4.50%      4.00%
On Direct Earned Premium              10.50%      10.50%      10.00%      10.00%       9.50%      9.00%

Special Contracts entered into by BIC, FCIC or BSIC will be negotiated on an individual basis. The existing General Agents' Program calls for Claims Only Service.

                   Fee:                      8.00% of Direct Earned Premiums(2)

(1) Direct Written Premiums includes gross written premiums net of cancellations.
(2) Direct Earned Premiums are determined by earning direct written premiums ratably over the life of the policies written.
(3) Direct Incurred Losses are defined as calendar period paid losses plus ending loss reserves minus beginning loss reserves.
(4) PIF = Policies in Force as of each month end accounting period. Mil = Millions of Direct Written Premium.

                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                                  SERVICE FEES
               BANKERS INSURANCE GROUP, INC. AND ITS SUBSIDIARIES
                   (EXCLUDING ITS P & C INSURANCE COMPANIES)


Performance:                                 January 1, 1999 - December 31, 2001

Data Processing:                             1999     $1,025,000
                                             2000     $1,057,000
                                             2001     $1,087,000

Mailroom, Policy Assembly, Cash
   Office and Records Management
   Service Fees:                             1999     $100,000
                                             2000     $103,000
                                             2001     $106,000


By reference to an agreement between Insurance Management Solutions Group, Inc. and Bankers Life Insurance Company ("BLIC"), BLIC will be allocated a portion of the above referenced fees. BLIC also will incur a fee for certain claims services performed on its behalf which are expressed in the BLIC fee addendum.

                                   EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                               SERVICE FEES FOR:
                         BANKERS LIFE INSURANCE COMPANY


Performance Period:                          January 1, 1999 - December 31, 2001

Claims Service Fees:                         1999     $125,000
                                             2000     $129,000
                                             2001     $133,000

                     Payment due in quarterly installments.

Data Processing:                             Reference must be made to the Data Processing
                                             Fee arrangement with Bankers Insurance Group,
                                             of which BLIC is a component.

Mailroom, Policy Assembly, Cash
   Office and Records Management
   Service Fees:                             Reference must be made to the arrangement with
                                             Bankers Insurance Group, of which BLIC is a
                                             component.